Exhibit 23
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Collegiate Pacific Inc.
Dallas, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-116282 and No. 333-118240), SB-2 (No. 333-64471 and No. 333-34294) and Form S-8 (No. 333-59878) of Collegiate Pacific Inc. of our report dated May 12, 2005, relating to the consolidated financial statements of Sport Supply Group, Inc., which appears in this Current Report on Form 8-K/A of Collegiate Pacific, Inc.
/s/ BDO Seidman, LLP
Dallas, Texas
September 19, 2005